Exhibit 99.1
PetMeds® Announces Its Second Quarter Financial Results and Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, November 7, 2022, PetMed Express, Inc. (NASDAQ: PETS), Your Trusted Pet Health ExpertTM, today announced its financial results for its second quarter ended September 30, 2022.

Quarterly Highlights
•Net sales for the quarter ended September 30, 2022, were $65.4 million, compared to $67.4 million for second quarter in the prior year, a decrease of 3.0%.
•Net income for the quarter ended September 30, 2022 was $2.6 million, or $0.13 diluted earnings per share, and includes $1.3 million, or $0.05, per diluted share for two items not indicative of our ongoing operations. This compares to net income of $6.3 million, or $0.31 diluted earnings per share, for the prior year quarter ended September 30, 2021.
•Adjusted EBITDA1 was $7.1 million, for the current year quarter, compared to Adjusted EBITDA of $9.8 million, for the quarter ended September 30, 2021, a decrease of (28)%.
“We were pleased to see revenue begin to stabilize this quarter after multiple quarters of decline," said Matt Hulett, CEO and President. "This mainly reflects the continued growth of our AutoShip & Save subscription sales, which increased to 39% of our total sales for the quarter from 34% for the prior quarter.”
The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on November 30, 2022, to shareholders of record at the close of business on November 18, 2022.  The declaration and payment of future dividends is discretionary and will be subject to the determination by the Board of Directors.
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, November 7, 2022
Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.
Webcast stream link: https://www.1800petmeds.com/investor.html for those who wish to stream the call via webcast.
Replay: Available until November 21, 2022, at 11:59 P.M Eastern Time.
To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13733883.
Founded in 1996, PetMeds is Your Trusted Pet Health Expert™, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.
This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2022.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.
For investment relations contact PetMed Express, 561-526-4441, investor@petmeds.com.
For media relations contact Mary Eva Tredway, Butin PR, maryeva@Butinpr.com.

1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Exhibit 99.1 Page 1 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	September 30, 2022	March 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$96,546	$111,080
Accounts receivable, less allowance for doubtful accounts of $32 and $39, respectively	1,590	1,913
Inventories - finished goods	34,022	32,455
Prepaid expenses and other current assets	5,463	4,866
Prepaid income taxes	595	681
Total current assets	138,216	150,995

Noncurrent assets:
Property and equipment, net	25,189	24,464
Intangible and other assets	5,860	860
Total noncurrent assets	31,049	25,324

Total assets	$169,265	$176,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$23,980	$27,500
Accrued expenses and other current liabilities	6,585	5,697
Total current liabilities	30,565	33,197

Deferred tax liabilities	547	936

Total liabilities	31,112	34,133

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 21,077 and 20,979 shares issued and outstanding, respectively	21	21
Additional paid-in capital	14,877	11,660
Retained earnings	123,246	130,496

Total shareholders' equity	138,153	142,186

Total liabilities and shareholders' equity	$169,265	$176,319
Exhibit 99.1 Page 2 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021

Sales	$65,394	$67,386	$135,581	$146,698
Cost of sales	46,943	48,212	97,187	105,744

Gross profit	18,451	19,174	38,394	40,954

Operating expenses:
General and administrative	10,753	6,958	20,104	14,999
Advertising	3,879	3,435	10,228	11,108
Depreciation	858	694	1,611	1,341
Total operating expenses	15,490	11,087	31,943	27,448

Income from operations	2,961	8,087	6,451	13,506

Other income:
Interest income, net	388	74	505	159
Other, net	261	170	459	454
Total other income	649	244	964	613

Income before provision for income taxes	3,610	8,331	7,415	14,119

Provision for income taxes	1,031	1,982	2,061	3,342

Net income	$2,579	$6,349	$5,354	$10,777

Net income per common share:
Basic	$0.13	$0.31	$0.26	$0.53
Diluted	$0.13	$0.31	$0.26	$0.53

Weighted average number of common shares outstanding:
Basic	20,261	20,178	20,235	20,144
Diluted	20,344	20,568	20,318	20,384

Cash dividends declared per common share	$0.30	$0.30	$0.60	$0.60
Exhibit 99.1 Page 3 of 6

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$5,354	$10,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,611	1,341
Share based compensation	3,217	1,600
Deferred income taxes	(389)	346
Bad debt expense	66	58
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	257	675
Inventories - finished goods	(1,567)	14,687
Prepaid income taxes	86	60
Prepaid expenses and other current assets	(597)	106
Accounts payable	(3,520)	(28,365)
Accrued expenses and other current liabilities	590	(210)
Income taxes payable	—	—
Net cash provided by operating activities	5,108	1,075

Cash flows from investing activities:
Purchases of minority interest investment in Vetster	(5,000)	—
Purchases of property and equipment	(2,336)	(972)
Net cash used in investing activities	(7,336)	(972)

Cash flows from financing activities:
Dividends paid	(12,306)	(12,259)
Net cash used in financing activities	(12,306)	(12,259)

Net decrease in cash and cash equivalents	(14,534)	(12,156)
Cash and cash equivalents, at beginning of period	111,080	118,718

Cash and cash equivalents, at end of period	$96,546	$106,562

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$2,560	$2,935

Dividends payable in accrued expenses	$856	$110
Exhibit 99.1 Page 4 of 6

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, which was executed in the June quarter, and employee severance and estimated state sales tax assessment accrual, both were executed in the September quarter, as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect certain expenses including the investment banking fee related to the Vetster partnership, which was executed in the June quarter;
•Adjusted EBITDA does not reflect certain expenses including the employee severance, which was executed in the September quarter;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax assessment accrual, which was executed in the September quarter;
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 5 of 6

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended
($ in thousands, except percentages)	September 30, 2022	September 30, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$2,579	$6,349	$(3,770)	(59)%

Add (subtract):
Share-based Compensation	$1,681	$882	$799	91%
Income Taxes	$1,031	$1,982	$(951)	(48)%
Depreciation	$858	$694	$164	24%
Interest Income/Expense	$(388)	$(74)	$(314)	424%
Investment Banking Fee (Vetster)	$—	$—	$—	n/m
Employee Severance	$364	$—	$364	n/m
State Sales Tax Assessment Accrual	$925	$—	$925	n/m
Adjusted EBITDA	$7,050	$9,833	$(2,783)	(28)%

	Six Months Ended
($ in thousands, except percentages)	September 30, 2022	September 30, 2021	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$5,354	$10,777	$(5,423)	(50)%

Add (subtract):
Share-based Compensation	$3,217	$1,600	$1,617	101%
Income Taxes	$2,061	$3,342	$(1,281)	(38)%
Depreciation	$1,611	$1,341	$270	20%
Interest Income/Expense	$(505)	$(159)	$(346)	218%
Investment Banking Fee (Vetster)	$355	$—	$355	n/m
Employee Severance	$364	$—	$364	n/m
State Sales Tax Assessment Accrual	$925	$—	$925	n/m
Adjusted EBITDA	$13,382	$16,901	$(3,519)	(21)%

Exhibit 99.1 Page 6 of 6